EXHIBIT 4.38

AMENDMENT NUMBER 1 TO

CREDIT AGREEMENT

THIS AMENDMENT NUMBER 1, dated as of June 29, 2012 (this “Amendment”), to the Credit Agreement, dated as of April 30, 2012 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”, by and among TAP FUNDING LTD., an exempted company with limited liability organized under the laws of Bermuda (the “Borrower”), the lenders from time to time party thereto (collectively the “Lenders”), and WELLS FARGO SECURITIES, LLC, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have previously entered into the Credit Agreement;

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the date referenced in clause (i) of the last sentence of Section 8.12 of the Credit Agreement to extend such date by thirty (30) days, upon the terms, and subject to the conditions, hereinafter set forth, and in reliance on the representations and warranties of Borrower set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Credit Agreement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendment to the Credit Agreement. Effective upon the date hereof, following the execution and delivery hereof, the date referenced in clause (i) of the last sentence of Section 8.12 of the Credit Agreement is hereby amended to read as follows: “ninety (90) days after the Closing Date”.

SECTION 4. Representations and Warranties.

The Borrower hereby confirms that each of the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

SECTION 5. Effectiveness of Amendment; Terms of this Amendment.

(a) This Amendment shall become effective as of the date the Administrative Agent shall have received this Amendment, duly executed by the Borrower, each of the Lenders and the Administrative Agent and dated as of the date of this Amendment, in form and substance satisfactory to the Agent.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Credit Agreement, and (ii) each reference in the Credit Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or modified hereby.

(d) Except as expressly amended or modified hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including by facsimile and/or email), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. No Novation. Notwithstanding that the Credit Agreement is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing indebtedness of the Borrower under the Credit Agreement, or the security interest in the Collateral created thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

TAP FUNDING LTD., as Borrower

By:	/s/ Milt J. Anderson
Name: Milt J. Anderson
Title: CEO

By:	/s/ Adam T. DiMartino
Name: Adam T. DiMartino
Title: Sr VP

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By:	/s/ Kevin C. Ryan
Name: Kevin C. Ryan
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Daniel Miller
Name: Daniel Miller
Title: Managing Director

Amendment No. 1 to Credit Agreement